United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2025

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEVMD	The Nasdaq Stock Market LLC*

*Trading of the registrant’s common stock on Nasdaq was suspended on April 15, 2025. The registrant’s common stock is currently quoted on the OTC Pink Limited Market under the symbol “PEVMD”.

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 3, 2025, Phoenix Motor Inc., a Delaware corporation (the “Company”), entered into separate Securities Purchase Agreements (the “Securities Purchase Agreements”) with one unaffiliated and accredited investor and three affiliated and accredited investors (the “Purchasers” ), relating to a private placement (the “Private Placement”) by the Company of an aggregate of 2,020,000 shares of the Company’s common stock (the “Common Stock”) at a purchase price of $0.30 per share, and Common Stock purchase warrants (the “Warrants”) to purchase up to an aggregate of 2,020,000 shares of Common Stock, exercisable at $0.30 per share (the “Warrant Shares” and together with the Warrants and shares of Common Stock, the “Securities”). Palo Alto Clean Tech Holding Limited, an entity owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, invested $480,000 in the Private Placement and received 1,600,000 shares of Common Stock and a Warrant to purchase 1,600,000 Warrant Shares.

The Warrants are immediately exercisable, in whole or in part, for a term of two years following issuance and may be exercised on a cashless basis if a registration statement is not then effective and available for the resale of the Warrant Shares. The exercise price and number of Warrant Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends, split-ups, recapitalizations, reclassifications or the like.

The Company received gross proceeds from the Private Placement of approximately $606,000, before deducting offering expenses payable by the Company. The Company expects to use the proceeds from the Private Placement to fund working capital and other general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreements and the Warrants do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the form of Securities Purchase Agreement and the form of Warrant which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold in a private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant dated August 3, 2025

10.1	Form of Securities Purchase Agreement dated August 3, 2025 between Phoenix Motor Inc. and the Purchasers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Dated: August 5, 2025

	By:	/s/ Denton Peng
	Name:	Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board

3